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EXHIBIT 99

Orient-Express Hotels News Release

ORIENT-EXPRESS HOTELS ANNOUNCES FOURTH QUARTER AND FULL YEAR 2004 RESULTS. EXCLUDING GAIN ON HOTEL SALE IN 2003, NET EARNINGS FOR FOURTH QUARTER WERE UP 91% AND FOR FULL YEAR WERE UP 46%.

        Hamilton, Bermuda, February 22, 2005.    Orient-Express Hotels Ltd. (NYSE: OEH, www.orient-express.com), investor in 49 deluxe hotel, restaurant, tourist train and river cruise properties in 25 countries, today announced its results for the fourth quarter and year ended December 31, 2004. For the quarter, net earnings were $8.4 million ($0.25 per common share) compared with $8.6 million ($0.27 per common share) for the fourth quarter of 2003 (which included a $4.3 million gain on the sale of a hotel equal to $0.13 per common share). Excluding the gain on sale, net earnings for the period increased 91% from $4.4 million to $8.4 million. Revenue was up 13% to $95.8 million from $84.9 million in the prior year period.

        For the year ended December 31, 2004 net earnings were $28.2 million ($0.82 per common share) compared with $23.6 million ($0.76 per common share) in the prior year. Excluding the gain on the sale of a hotel in 2003, net earnings were up 46% from $19.4 million to $28.2 million. Revenue for 2004 was up 12% from $329.5 million to $369.0 million.

        Mr. James B. Sherwood, Chairman, said that the fourth quarter finished strongly in all regions except Europe. EBITDA in North America more than doubled from $2.3 million in the fourth quarter of 2003 to $5.6 million in the fourth quarter of 2004. South Pacific properties had a similar percentage increase from an EBITDA of $0.4 million in the fourth quarter of 2003 to $1 million in the fourth quarter of 2004. South American hotels showed a significant increase despite the Miraflores Park Hotel in Lima being closed for major upgrade during most of the period. Tourist trains registered EBITDA of $4.2 million compared with $2.9 million in the year earlier period and restaurants were up 22% due to improving results from La Cabaña in Buenos Aires which only opened late in 2003.

        "I have personally inspected 14 of our properties in the last 90 days and they have uniformly reported significant fourth quarter gains over the prior year and perhaps more importantly, are forecasting a strong 2005. Although we are concerned about the strength of the Euro against the dollar and its impact on European travel in 2005, bookings for our European based Venice Simplon-Orient-Express tourist train are currently 10% higher than at this time last year. Our most recent acquisition, the 301 room Grand Hotel Europe in St. Petersburg, was made and financed in U.S. dollars and its room revenues are dollar denominated (food and beverage revenue is rouble denominated).

        "We are seeing exceptional growth in the Latin American market, fuelled not only by visitors from North America but also from Europe and regional clients. We are investing in our existing properties in this region and are also looking seriously at acquisitions. Additional rooms are being built at Maroma, we are adding locomotives and passenger cars to our Machu Picchu railway in Peru, a new spa is being created in the Copacabana Palace and the new conference and restaurant facilities at the Miraflores Park Hotel in Lima will come on stream when the hotel reopens in a few days' time.

        "Thankfully, our Pansea Orient-Express Hotels affiliate in southeast Asia was unaffected by the tsunami which hit the region in December. EBITDA for Pansea in 2004 increased by 100% over 2003 to $2.4 million. Pansea results are not consolidated into the results of Orient-Express Hotels except to the extent of interest earned on the convertible loan to that company.

        "Overall, I consider 2004 to have been a highly satisfactory year for the company. Although EBITDA for our European hotels (excluding the hotel sold in 2003) was flat compared with 2003, EBITDA for our European based tourist trains was up a remarkable $4.8 million, a 139% increase, making Europe as a whole well ahead of prior year. North American hotels increased their EBITDA by $3.9 million, southern Africa by $1.9 million (despite considerable strengthening of the local currencies against the U.S. dollar), South Pacific was up by a solid $2.6 million, South American hotels were up $2.4 million and South American trains by $2.8 million, restaurants were up $1.3 million and management fees were up $1.4 million. Our capacity was not stretched which means the upside potential is excellent as occupancy rises. We made a number of excellent acquisitions and have begun to develop our land resources in St. Martin while our property sales program in Charlottesville has gained momentum. The Grand Hotel Europe in St. Petersburg, the "icon" of all hotels in Russia, was acquired earlier this month at a pro-forma 2004 EBITDA multiple of 6. The outlook for the full year 2005 is exceptionally promising," he concluded.

        Mr. Simon M.C. Sherwood, President, said that in 2004's fourth quarter same store RevPAR increased by 18% to $204 from $169 in the prior year period. Average daily rate increased by 7.5% from $320 to $344. EBITDA margin for the quarter was 20% compared with 17% in the prior year period (excluding the gain on sale of a hotel).

        He reviewed full year performance by region as follows:

        Owned European hotels.    For the year EBITDA was $29.9 million, the same as in 2003 (excluding the hotel sold in 2003). Portuguese hotels continued to under-perform but the slack was taken up by better results from Italian and French hotels.

        Owned North American hotels.    EBITDA for 2004 was $15.0 million compared with $11.1 million in 2003. All properties registered gains but the largest was a $1.5 million improvement at the Maroma Resort & Spa on the Riviera Maya on Mexico's Yucatan Peninsula. This improvement was due to addition of rooms and improvement of other facilities. A magnificent spa has just been opened at this property with treatments derived from ancient Mayan practices.

        Owned Southern Africa hotels.    EBITDA for 2004 was $6.2 million compared with $4.3 million in 2003. The principal gain arises from the Westcliff in Johannesburg with its new banqueting and conference facility. This property is also benefiting from the urban renewal of downtown Johannesburg, as it is located much closer to the center of the city than competing upscale hotels.

        Owned South American hotels.    EBITDA was $10.0 million compared with $7.5 million in 2003. The Copacabana Palace Hotel in Rio de Janeiro accounted for nearly all the improvement in light of temporary closure of the Miraflores Park Hotel in Lima. Food and beverage, particularly banqueting, account for 40% of the Copacabana Palace's profits. It is considered the leading banqueting venue in Brazil.

        Owned South Pacific Hotels.    EBITDA was $1.9 million compared with a loss of $0.7 million in 2003. Solid gains were recorded at all properties, however, Bora Bora Lagoon Resort recorded the largest improvement. Capital expenditure at these hotels is translating into good earnings gains.

        Management and part ownership interests.    EBITDA for 2004 was $14.9 million compared with $13.5 million in 2003. The largest gain of $1.6 million was recorded from Peruvian hotels. The Ritz in Madrid was slightly down due to the effects of the train bombings early in the year but this was offset by improvement at Charleston Place.

        "We intend to commence construction of the Nazarenas annex to our Hotel Monasterio in Cuzco, Peru in the middle of this year with a view to completion of the first phase of 60 rooms by the end of 2006. We are having to increase capacity of both hotels and trains in the Peruvian Andes to meet the demands of the growing market."

        Restaurants.    EBITDA for the year was $3.9 million compared with $2.6 million in 2003. '21' Club in New York City accounted for most of the increase. Although La Cabaña in Buenos Aires recorded a loss in its first year of operation, results have been improving quarter by quarter.

        Tourist trains & river cruising.    EBITDA in 2004 was $13.1 million compared with $6.0 million in 2003. The Venice Simplon-Orient-Express and PeruRail were each more than $2 million ahead of 2003. The British Pullman and Northern Belle tourist trains in the U.K. were both more than $1 million ahead of 2003.

        "Depreciation increased by $3.1 million in 2004 over 2003 as a result of our capital investment program. Taxes rose by $2.2 million to $5.2 million in 2004 as a result of higher profits.

        "Although we do not brand our individual properties as "Orient-Express" we have been using the Orient-Express name much more widely in our sales and marketing, which is increasing the cross-sell between our properties and creating a higher definition of the company within the travel community. We are beginning to see the benefits of this strategy. We have also been successful in reducing our reliance upon tour operators in certain markets. There remains much to be done in these areas but these efforts should help to accelerate our profitability," he concluded.

***

        Management believes that EBITDA (net earnings adjusted for interest, tax, depreciation and amortization) is a useful measure of operating performance, to help determine the ability to incur capital expenditure or service indebtedness, because it is not affected by non-operating factors such as leverage and the historic cost of assets. EBITDA is also a financial performance measure commonly used in the hotel and leisure industry. However, EBITDA does not represent cash flow from operations as defined by U.S. generally accepted accounting principles, is not necessarily indicative of cash available to fund all cash flow needs and should not be considered as an alternative to earnings from operations under U.S. generally accepted accounting principles for purposes of evaluating results of operations.

        This news release contains, in addition to historical information, forward-looking statements that involve risks and uncertainties. These include statements regarding earnings growth, investment plans and similar matters that are not historical facts. These statements are based on management's current expectations and are subject to a number of uncertainties and risks that could cause actual results to differ materially from those described in the forward-looking statements. Factors that may cause a difference include, but are not limited to, those mentioned in the news release, unknown effects on the travel and leisure markets of terrorist activity and any police or military response, varying customer demand and competitive considerations, realization of bookings and reservations as actual revenue, inability to sustain price increases or to reduce costs, fluctuations in interest rates and currency values, uncertainty of negotiating and completing proposed capital expenditures and acquisitions, adequate sources of capital and acceptability of finance terms, possible loss or amendment of planning permits and delays in construction schedules for expansion projects, shifting patterns of tourism and business travel and seasonality of demand, adverse local weather conditions, changing global and regional economic conditions, and legislative, regulatory and political developments. Further information regarding these and other factors is included in the filings by the company and Sea Containers Ltd. with the U.S. Securities and Exchange Commission.

***

        Orient-Express Hotels will conduct a conference call tomorrow, February 23, 2005 at 10.00 AM (EST) which is accessible at 212-896-6018. A re-play of the conference call will be available until 5.00 PM (EST) Friday, March 4, 2005 and can be accessed by calling 800-633-8284 (International dial-in #:1-402-977-9140) and entering reservation number 21231262. A re-play will also be available on the company's website: www.orient- express.com.

ORIENT-EXPRESS HOTELS LTD
Three Months ended December 31, 2004
SUMMARY OF OPERATING RESULTS

	Three months ended December 31
	2004	2003
	$'000—except per share amount
Revenue and earnings from unconsolidated companies
Owned hotels
—Europe	20,024	19,247
—North America	21,942	16,786
—Rest of World	24,064	19,733
Hotel management & part ownership interests	4,314	3,464
Restaurants	7,367	6,838
Trains & Cruises	18,056	14,541
Gain on sale of Quinta do Lago	—	4,250

Total(1)	95,767	84,859

Analysis of earnings
Owned hotels
—Europe	416	1,914
—North America	5,569	2,268
—Rest of World	6,910	4,714
Hotel management & part ownership interests	4,314	3,464
Restaurants	2,377	1,956
Trains & Cruises	4,156	2,867
Central Overheads	(4,151)	(3,128)
Gain on sale of Quinta do Lago	—	4,250

EBITDA	19,591	18,305
Depreciation & Amortization	(7,198)	(6,586)
Interest	(2,618)	(2,919)

Earnings before Tax	9,775	8,800
Tax	(1,353)	(182)

Net earnings on common shares	8,422	8,618

Earnings per common share, basic & diluted	0.25	0.27

Number of shares—millions	34.30	32.15

(1)
Comprises earnings from unconsolidated companies of $2,882,000 (2003: $2,901,000) and revenue of $92,885,000 (2003: $81,958,000).

ORIENT-EXPRESS HOTELS LTD
Three Months Ended December 31, 2004
SUMMARY OF OPERATING INFORMATION FOR OWNED HOTELS

	Three months ended December 31
	2004	2003
Average Daily Rate (in dollars)
Europe	541	480
North America	325	319
Rest of World	280	243
Worldwide	344	320
Rooms Sold (thousands)
Europe	20	23
North America	38	31
Rest of World	49	46

Worldwide	107	100
RevPar (in dollars)
Europe	245	226
North America	237	188
Rest of World	162	126
Worldwide	204	169
			Change %
			Dollar	Local Currency
Same Store RevPAR (in dollars)
Europe	229	216	6%	-2%
North America	225	191	18%	18%
Rest of World	165	131	27%	18%
Worldwide	197	167	18%	12%

ORIENT-EXPRESS HOTELS LTD
Twelve Months ended December 31, 2004
SUMMARY OF OPERATING RESULTS

	Twelve months ended December 31
	2004	2003
	$'000 — except per share amount
Revenue and earnings from unconsolidated companies
Owned hotels
—Europe	116,074	115,884
—North America	75,376	66,564
—Rest of World	79,576	62,989
Hotel management & part ownership interests	14,885	13,474
Restaurants	20,562	17,595
Trains & Cruises	62,564	48,712
Gain on sale of Quinta do Lago	—	4,250

Total(1)	369,037	329,468

Analysis of earnings
Owned hotels
—Europe	29,868	32,789
—North America	14,951	11,097
—Rest of World	18,051	11,077
Hotel management & part ownership interests	14,885	13,474
Restaurants	3,911	2,616
Trains & Cruises	13,057	5,984
Central overheads	(15,707)	(12,157)
Gain on sale of Quinta do Lago	—	4,250

EBITDA	79,016	69,130
Depreciation & Amortization	(28,349)	(25,265)
Interest	(17,225)	(17,219)

Earnings before Tax	33,442	26,646
Tax	(5,220)	(3,037)

Net earnings on common shares	28,222	23,609

Earnings per common share, basic & diluted	0.82	0.76

Number of shares—millions	34.30	31.14

(1)
Comprises earnings from unconsolidated companies of $11,753,000 (2003: $9,355,000) and revenue of $357,284,000 (2003: $320,113,000).

ORIENT-EXPRESS HOTELS LTD
Twelve Months Ended December 31, 2004
SUMMARY OF OPERATING INFORMATION FOR OWNED HOTELS

	Twelve months ended December 31
	2004	2003
Average Daily Rate (in dollars)
Europe	626	493
North America	322	314
Rest of World	247	228
Worldwide	366	340
Rooms Sold (thousands)
Europe	108	139
North America	142	131
Rest of World	183	160

Worldwide	433	430
RevPar (in dollars)
Europe	342	280
North America	217	200
Rest of World	136	107
Worldwide	214	184
			Change %
			Dollar	Local Currency
Same Store RevPAR (in dollars)
Europe	346	307	13%	2%
North America	216	200	8%	8%
Rest of World	137	106	29%	18%
Worldwide	213	184	16%	8%

ORIENT-EXPESS HOTELS LTD
CONSOLIDATED AND CONDENSED BALANCE SHEETS

	December 31 2004	December 31 2003
	$'000
Assets
Cash	$85,610	$81,347
Accounts receivable	34,984	28,060
Due from related parties	14,718	10,737
Prepaid expenses and other	11,914	11,717
Inventories	28,965	26,115

Total current assets	176,191	157,976
Property, plant & equipment, net book value	916,811	822,257
Investments	123,599	146,495
Goodwill	29,529	29,529
Other assets	19,461	12,969

	$1,265,591	$1,169,226

Liabilities and Shareholders' Equity
Working capital facilities	$42,920	$19,165
Accounts payable	23,839	18,830
Due to related parties	5,453	4,924
Accrued liabilities	37,288	40,409
Deferred revenue	20,493	12,617
Current portion of long-term debt and capital leases	46,245	51,271

Total current liabilities	176,238	147,216
Long-term debt and obligations under capital leases	537,461	502,917
Deferred income taxes	2,710	2,846
Minority interest	4,192	3,803
Shareholders' equity	544,990	512,444

	$1,265,591	$1,169,226

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Orient-Express Hotels News Release
ORIENT-EXPRESS HOTELS LTD Three Months ended December 31, 2004 SUMMARY OF OPERATING RESULTS
ORIENT-EXPRESS HOTELS LTD Three Months Ended December 31, 2004 SUMMARY OF OPERATING INFORMATION FOR OWNED HOTELS
ORIENT-EXPRESS HOTELS LTD Twelve Months ended December 31, 2004 SUMMARY OF OPERATING RESULTS
ORIENT-EXPRESS HOTELS LTD Twelve Months Ended December 31, 2004 SUMMARY OF OPERATING INFORMATION FOR OWNED HOTELS
ORIENT-EXPESS HOTELS LTD CONSOLIDATED AND CONDENSED BALANCE SHEETS